EXHIBIT 99

Company Press Release


  Miami Computer Supply Corporation Announces Name Change To ``MCSi, Inc.''
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DAYTON, Ohio--(BUSINESS WIRE)--June 29, 2000--Miami Computer Supply
Corporation (Nasdaq:MCSI) today announced that the name of the Company has changed to MCSi, Inc.

The change of name was approved at the Company's Annual Meeting held on May 9, 2000 when the Company's shareholders approved the proposal to reincorporate the Company in Maryland for that purpose.

Commenting on the change in name, the Company's Chairman, President and Chief Executive Officer, Michael E. Peppel, said, ``The name ''Miami Computer Supply Corporation`` no longer accurately reflects the totality of our business. Our focus is on convergent technologies, which combine the power of data, voice and visual communication products in useful, flexible and integrated systems.''

``MCSi's solid background in audio-visual, broadcast media, and computer technology has enabled us to emerge as the nation's leading systems integrator of state-of-the-art communication facilities,'' Mr. Peppel added.

MCSi, whose tagline is ``Media Consultants, Systems Integrators'' is emerging as a forerunner in the computer products and visual communications convergence market space with solutions-focused offerings as a reseller of products, a designer and integrator of technically sophisticated systems and a provider of continuing technical support services. MCSi's scalable solutions address clients at every level of the business transaction continuum -- product, integrated solutions, enterprise solutions, strategic initiatives and a range of field services. MCSi's product and service offerings include sophisticated server solutions for large and small-scale LANs, WANs and web platforms, multimedia presentation platforms which integrate presentation technologies with remote network administration and cross-platform connectivity, document management solutions from high-resolution scanners, cameras and copier products to file management and redundant storage systems, and flexible videoconferencing solutions. MCSi is also the single-source provider of computer and visual-related products -- from inkjet/toner cartridges, hard copy peripherals and high-end printing media to audio/video tape, multimedia and broadcast equipment and presentation projectors delivered over a robust business to business internet platform powered by its subsidiary, Zengine, Inc., (www.zengine.com).

MCSi's products and services cover a full spectrum of business issues including specification development, project implementation, architectural and environmental concerns, ergonomic/space requirements, engineering, network integration, product documentation and user training, as well as post installation service and maintenance. In light of its emphasis as media consultants and system integrators, the Company's name change to MCSi, Inc. will mirror its emerging business model.



The matters discussed in this press release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of MCSi, the occurrence of which involve risks and uncertainties which include, but are not limited to, general economic conditions, industry trends, functionality of hardware and software, actions of competitors, MCSi's ability to manage its growth, factors relating to its acquisition/merger strategy, actions of regulatory authorities, restrictions imposed by its debt arrangements, dependence upon key personnel, dependence upon key suppliers, customer demand, risks relating to international operations, dependence on its computer systems and other factors. A complete description of those factors, as well as other factors which could affect MCSi's business, is set forth in MCSi's Form 10-K for the year ended December 31, 1999 and its Form 10-Q for the three months ended March 31, 2000.
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Contact:

     MCSi, Inc.
     Ira H. Stanley, 937/291-8051
     istanley@mcsinet.com